SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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DOV PHARMACEUTICAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 26, 2004

Dear Shareholder:

     I am pleased to invite you to the DOV Pharmaceutical, Inc., 2004 annual meeting of shareholders. The meeting will start at 10:00 a.m. on Monday, May 24, 2004, at company headquarters, 433 Hackensack Ave., Hackensack, New Jersey, 07601.

     The proposals before the meeting are to elect three directors to our board of directors, approve an amendment to our 2000 stock option and grant plan to increase the shares of common stock authorized under the plan to 2,942,090 from 2,192,090, ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the company for its fiscal year ending December 31, 2004, and transact any other business that properly comes before the meeting. The three directors to be elected currently serve as directors along with four other members whose terms expire in 2005 and 2006. We will offer a management presentation and an informal question and answer session following the conclusion of our annual meeting of shareholders. In addition to the enclosed proxy statement, you will find other detailed information about the company and our operations, including our audited financial statements, in the enclosed 2003 Annual Report to Shareholders.

     We hope you can join us on May 24, 2004. Whether or not you plan to attend, please read the enclosed materials, and when you have done so, mark your votes on the enclosed proxy card, sign and date the proxy card and return it in the enclosed envelope. Your vote is important, including for quorum purposes, so we ask that you return your proxy card promptly. You of course remain free to change your vote with a revised proxy card or revoke your proxy by personal attendance at the meeting.

Sincerely,

Arnold S. Lippa, Ph.D. Chairman and Chief Executive Officer

DOV PHARMACEUTICAL, INC.
433 Hackensack Avenue
Hackensack, New Jersey 07601

April 26, 2004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held Monday, May 24, 2004

     On Monday, May 24, 2004, starting at 10 a.m., DOV Pharmaceutical, Inc., or DOV, or the company, will hold its 2004 annual meeting of shareholders at its headquarters, 433 Hackensack Ave., Hackensack, New Jersey 07601 (together with all adjournments and postponements thereof, referred to as the annual meeting or meeting), for the following purposes:

1.	To elect three directors of DOV, each to serve for a term of three years and until their respective successors are duly elected and qualified, as more fully described in the enclosed proxy statement;
2.	To approve an amendment to the company’s 2000 stock option and grant plan to increase by 750,000 the total number of shares of common stock authorized for issuance under the plan to 2,942,090 from 2,192,090;

3.	To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ended December 31, 2004; and
4.	To consider and act upon such other business and matters or proposals as may properly come before the meeting.

     The board of directors of DOV has fixed the close of business on April 23, 2004, as the record date for determining the shareholders having the right to receive notice of and to vote at the annual meeting. Only shareholders of record at the close of business on such date are entitled to notice of and to vote at the meeting. A list of shareholders entitled to vote will be available during ordinary business hours at DOV’s headquarters, at 433 Hackensack Avenue, Hackensack, New Jersey, for 10 days prior to the meeting, for examination by any shareholder for purposes germane to the meeting. Your board of directors recommends that you vote in favor of the proposals as more fully outlined in the proxy statement.

     TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR STOCK WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU GIVE ON YOUR PROXY CARD. YOU MAY, OF COURSE, ATTEND THE MEETING AND VOTE IN PERSON AS YOU WISH EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. YOU REMAIN FREE TO CHANGE YOUR PROXY VOTE BY SUBMISSION OF A REVISED PROXY.

     The approximate date of mailing for the proxy statement and accompanying proxy card is April 29, 2004.

By Order of the Board of Directors,

Arnold S. Lippa, Ph.D. Chairman and Chief Executive Officer

DOV PHARMACEUTICAL, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The board of directors of DOV Pharmaceutical, Inc., or DOV, or the company, is sending you this proxy statement and proxy card to solicit your proxy for use at our 2004 annual meeting of shareholders. The annual meeting will be held on Monday, May 24, 2004, at our headquarters, 433 Hackensack Ave., Hackensack, New Jersey 07601, starting at 10:00 a.m. We intend to give or mail to shareholders definitive copies of the proxy statement and accompanying proxy card shortly following April 29, 2004.

Record Date and Outstanding Shares

     Only those shareholders owning common stock of DOV at the close of business on April 23, 2004, the record date for the annual meeting, will receive notice and are eligible to vote. At that date, there were 18,097,706 issued and outstanding shares of common stock. Each outstanding share of common stock entitles the holder to cast one vote for each matter to be voted upon.

Quorum

     A quorum for the annual meeting is a majority of the outstanding shares of common stock entitled to vote at the meeting present in person or by proxy. Votes cast in person or by proxy will be tabulated by the inspector of elections appointed for the meeting. The inspector of elections will also determine whether a quorum is present. The inspector of elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present but not entitled to vote with respect to that matter.

Revocation of Proxies

     If you give your proxy card to the company, you have the power to revoke it at any time before it is exercised. Your proxy card may be revoked by:

  notifying the secretary of DOV in writing before the annual meeting;

  delivering to the secretary of DOV before the annual meeting a signed proxy card with a later date; or

  attending the annual meeting and voting in person.

     Any shareholder of record as of the record date attending the annual meeting may vote in person, whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the annual meeting will not constitute revocation of a previously given proxy.

Voting

     You are entitled to one vote for each share of common stock you hold.

     If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any direction given, your shares will be voted in accordance with the board of directors’ recommendations in favor of the three proposals. We are not aware, as of the date of this proxy statement, of any matter to be voted on at the annual meeting other than those stated in this proxy statement. If any other matter is properly brought before the annual meeting, the enclosed proxy card gives discretionary authority to the persons named in it to vote the shares.

     A majority of shares entitled to vote, present at the meeting in person or by proxy, is required for a quorum. With regard to Proposal No. 1, those individuals receiving the three highest number of votes at the meeting will be elected, even if their votes do not constitute a majority of the votes properly cast. A majority of the votes properly cast for and against each of Proposal Nos. 2 and 3 will determine whether it is adopted.

Attendance at the Annual Meeting

     If you own shares of record as of the close of business on the record date, you (or your designated proxy) may attend the annual meeting and vote in person, regardless of whether you have previously voted on a proxy card. Each shareholder or proxy may be asked to present a government-issued form of picture identification, such as a driver’s license or passport.

     If you own shares through a bank or brokerage account, you may attend the annual meeting, but you must bring account statements or letters from the bank or brokerage firm showing that you owned DOV common stock as of the close of business on April 23, 2004. Additionally, if you own shares through a bank or brokerage account, in order to vote your shares in person at the meeting you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. If you wish to vote in person, you should contact your account representative to learn how to obtain a “legal proxy.”

Solicitation of Proxies

     Proxies may be solicited by certain of our directors, officers and regular employees (of any type or class, for the duration of the proxy solicitation process), without payment of any additional compensation to them. Proxies may be solicited by personal interview, mail, electronic mail or telephone. Any costs relating to such solicitation of proxies will be borne by us. In addition, we may reimburse banks, brokerage firms and other persons representing beneficial owners of shares of common stock for their expense in forwarding solicitation materials to our beneficial owners.

Publication of Voting Results

     We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2004 due to be filed by August 9, 2004.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

     In accordance with our by-laws, the board of directors has fixed the number of directors at seven. The board is divided into three classes, with two directors in Class I, three directors in Class II and two directors in Class III. Directors serve for three-year terms with one class of directors being elected by our shareholders at each annual meeting of shareholders. At the 2004 annual meeting, each of the three class II directors will be elected to hold office until the 2007 annual meeting of shareholders, or until his or her successor is elected and qualified. A class I director was voted on at the 2003 annual meeting.

     The class II directors, whose terms expire at the 2004 annual meeting, are Dr. Bernard Beer, Dr. Zola Horovitz and Ms. Theresa Bischoff. The class I directors, whose terms expire at the 2006 annual meeting, are Mr. Daniel S. Van Riper and Mr. Jonathan Silverstein. The class III directors, whose terms expire at the 2005 annual meeting, are Dr. Arnold S. Lippa and Mr. Patrick Ashe.

     The board of directors, based upon the unanimous recommendation of our independent directors and the search and nominating committee, has proposed that nominees Dr. Bernard Beer, Dr. Zola Horovitz and Ms. Theresa Bischoff be elected at the annual meeting. Unless otherwise instructed, persons named in the accompanying proxy will vote for these nominees. The nominees have agreed and consented to stand for election and to serve, if elected, as directors. Although we anticipate that each nominee will be available to serve as director, should any nominee fail to stand for election, ask that his or her nomination be withdrawn or otherwise be unable to serve or accept the nomination for election, the proxy holders will have discretionary authority, but shall not be required, to vote for a substitute nominee.

Vote Required for Approval

     A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect each of the nominees as a director of the company. Votes may be cast “for the three nominees”, “withhold authority to vote for the nominees” or withheld with respect to a specific nominee. Votes cast “for the three nominees” will count as “yes votes”; votes cast “withhold authority to vote for the nominees” will not be voted with respect to any nominee, although they will be counted when determining whether there is a quorum; and votes withheld with respect to a specific nominee will not be voted with respect to the nominee indicated, although they will be counted when determining whether there is a quorum.

Recommendation

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR THE THREE NOMINEES” FOR THE ELECTION OF THE ABOVE-NAMED NOMINEES AS CLASS II DIRECTORS. UNLESS INDICATED AS “WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEES” OR WITHHELD WITH RESPECT TO A SPECIFIC NOMINEE, ALL PROXIES THAT AUTHORIZE THE PROXY HOLDER TO VOTE FOR THE ELECTION OF DIRECTORS WILL BE VOTED “FOR THE THREE NOMINEES” OR THE SPECIFIC NOMINEES INDICATED,

Information Regarding the Nominees, Other Directors and Executive Officers

     The names of the nominees and of the directors whose terms continue after the annual meeting, their ages as of the record date and certain other information about them are set forth below:

Names of Nominees	Age	Company Position/Offices	Director Since	Term Expires

Bernard Beer, Ph.D.	71	Co-Chairman and Director	April 1995	2004
Zola Horovitz, PhD (1)(2)(3)	69	Director	April 1995	2004
Theresa A. Bischoff (4)	50	Director	December 2003	2004

Continuing Directors	Age	Company Position/Offices	Director Since	Term Expires

Arnold S. Lippa, Ph.D. (3)	57	Chairman, Chief Executive Officer, President and Secretary	April 1995
Patrick Ashe (1)	40	Director	January 1999	2005
Daniel S. Van Riper (1)(2)	63	Director	March 2002	2006
Jonathan Silverstein (4)	37	Director	December 2003	2006

There are no family relationships among any of the directors or executive officers of the company.

(1)	Member of audit committee
(2)	Member of compensation committee
(3)	Member of search and nominating committee
(4)	Elected by board of directors in December 2003

Nominees for Class II Directors and Profiles

     Bernard Beer, Ph.D. is a co-founder and has served as director and co-chairman of our board of directors since our formation in April 1995. Dr. Beer also served as our president since our formation in April 1995 through his retirement on March 15, 2004. From 1977 to 1995, Dr. Beer was employed by American Cyanamid, now Wyeth-Ayerst, and served as its global director of central nervous system biological and clinical research. Dr. Beer has extensive experience in pharmaceutical research starting at Squibb Corporation from 1966 to 1976 where he was section head, neuropsychopharmacology. He is currently an adjunct professor of psychiatry at the New York University School of Medicine and a special professor in pharmacology at Boston University Medical School. Dr. Beer received his B.A. from Brooklyn College in 1956 and his M.S. and Ph.D. from The George Washington University in 1961 and 1966, respectively.

     Zola Horovitz, Ph.D. has been a member of our board of directors since our formation in April 1995. Dr. Horovitz currently is a consultant to the pharmaceutical and biotechnology industries and serves as a director of Genvec, Inc., BioCryst Pharmaceuticals, Inc., Palatin Technologies, Inc., Avigen, Inc., Genaera Pharmaceuticals, Inc., Paligent, Inc., Immunicon Corp. and Nitromed, Inc. Before joining us, Dr. Horovitz served 35 years in various managerial and research positions at Bristol-Myers Squibb and its affiliates. At Bristol-Myers Squibb, Dr. Horovitz served as vice president, business development and planning from 1991-1994, vice president, licensing in 1990, and vice president, research, planning and scientific liaison from 1985-1989. Dr. Horovitz received a B.S. in Pharmacy and his M.S. and Ph.D. in Pharmacology from the University of Pittsburgh in 1955, 1958 and 1960 respectively.

     Theresa A. Bischoff became a member of our board of directors effective in December 2003. Ms. Bischoff is also a trustee of Mutual of America Capital Asset Management. Ms. Bischoff currently serves as the chief executive officer of the American Red Cross in Greater New York. She has also served as chair of the Association of American Medical Colleges, the policy setting and advocacy organization for the 125 medical schools and 400 major teaching hospitals in the United States. From 1984 to 2003, Ms. Bischoff served as president and also held various other positions at the NYU Medical Center. Prior to joining NYU Medical Center, she worked in corporate finance at Squibb Corporation and Great Northern Nekoosa. Ms. Bischoff received a B.S. in accounting from University of Connecticut in 1975 and a M.B.A. from the New York University in 1991. Ms. Bischoff is also a certified public accountant.

     Arnold S. Lippa, Ph.D. is a co-founder and has served as our chief executive officer since our inception in April 1995. Dr. Lippa also serves as president and secretary and is a director and chairman of our board of directors. Dr. Lippa also serves as director and chairman of Nascime Limited, the operating company initially formed in connection with the Elan joint venture that is now wholly owned by us. Prior to founding DOV in 1995, Dr. Lippa founded Fusion Associates, Ltd., an investment and management company specializing in the creation and management of biomedical companies. Dr. Lippa served as Fusion’s managing director from 1991 to 1995. From 1989 through 1990, Dr. Lippa served as Vega Biotechnologies, Inc.’s chairman and chief executive officer. In 1984, Dr. Lippa co-founded Praxis Pharmaceuticals, Inc. and served as president and chief operating officer until 1988. Prior to 1985, he served as director of molecular neurobiology and held other positions at American Cyanamid. In addition, Dr. Lippa has consulted for various pharmaceutical and biotechnology companies and has been a graduate faculty professor at the New York University School of Medicine and the City University of New York. He received his B.A. from Rutgers University in 1969 and his Ph.D. in psychobiology from the University of Pittsburgh in 1973.

     Patrick Ashe has been a member of our board of directors since January 1999. He currently serves as senior vice president, business development at Athpharma, Ltd., based in Athlone, Ireland. From May 1994 to November 2001, Mr. Ashe served as vice president, commercial development at Elan Pharmaceutical Technologies, a division of Elan Corporation, plc. Additionally, from January 1999 to November 2001, Mr. Ashe also served as co-manager, and currently serves as director, of Nascime Limited. Mr. Ashe was graduated from University College Dublin with a B.Sc. in pharmacology in 1985 and completed his M.B.A. at Dublin City University’s Business School in 1994.

     Daniel S. Van Riper became a member of our board of directors in March 2002. Mr. Van Riper is also a director of Millennium Chemicals Inc., where he serves on the audit committee and chairs the compensation committee, a director of Hubbell Incorporated, where he serves on the finance committee, and a director of New Brunswick Scientific Co., Inc.. Mr. Van Riper currently serves as special advisor to Sealed Air Corporation, where he previously served as senior vice president and chief financial officer from July 1998 to January 2002. Previously, Mr. Van Riper was a partner of KPMG LLP, where he worked from June 1962 to June 1998. Mr. Van Riper graduated with high honors and a B.S. in accounting and completed his M.B.A. in economics and finance from Rutgers University. Mr. Van Riper, a certified public accountant, is a member of the American Institute of Certified Public Accountants and Beta Gamma Sigma, national honorary business fraternity.

     Jonathan Silverstein became a member of our board of directors in December 2003. Mr. Silverstein is also a director of Given Imaging, Ltd., Auxilium Pharmaceuticals, Inc. and Predix Pharmaceuticals. Mr. Silverstein currently serves as a senior managing director of OrbiMed Advisors LLC. From 1996 to 1999, he was the Director of Life Sciences at Sumitomo Bank Limited. From 1994 to 1996, he was an associate at Hambro Resource Development. Mr. Silverstein has a B.A. in Economics from Denison University and a J.D. and M.B.A. from the University of San Diego.

Executive Officers who are not Directors

      Barbara G. Duncan joined us in August 2001 and serves as our vice president, finance and chief financial officer and treasurer. Prior to joining us, Ms. Duncan served as a vice president of Lehman Brothers Inc. in its corporate finance division from August 1998 to August 2001, where she provided financial advisory services primarily to companies in the life sciences and general industrial industries. From September 1994 to August 1998, Ms. Duncan was an associate and director at SBC Warburg Dillon Read, Inc., in its corporate finance group, where she focused primarily on structuring mergers, divestitures and financings for companies in the life sciences and general industrial industries. She also worked for PepsiCo, Inc. from 1989 to 1992 in its international audit division, and was a certified public accountant in the audit division of Deloitte & Touche from 1986 to 1989. Ms. Duncan received her B.S. from Louisiana State University in 1985 and her M.B.A. from the Wharton School, University of Pennsylvania, in 1994.

      Robert Horton joined us in August 2002 and serves as our vice president and general counsel. Prior to joining us, Mr. Horton served with Goodwin Proctor LLP from 2001 to 2003 and with Friedman Siegelbaum LP from 1996 to 2001, in their New York law offices. Prior thereto, Mr. Horton served with Balber Pickard et. al. (formerly, Stults Balber Horton and Slotnick) in New York City. He has served in the JAG Corps and in New Jersey and New York City government, practiced corporate and securities law for over 25 years and represented us since shortly after our formation. He was graduated Beta Gamma Sigma from the University of Virginia in 1961 and Order of the Coif from the University of Chicago, where he received his law degree, in 1964. He is a member of the California and New York bars.

      Phil Skolnick, Ph.D., D.Sc. (hon) joined us in January 2001 and serves as our senior vice president, research and chief scientific officer. Prior to joining us, Dr. Skolnick served as a Lilly research fellow (Neuroscience) at Eli Lilly & Company from January 1997 to January 2001 where he spearheaded several innovative programs in drug discovery. From 1986 to August 1997, he served as senior investigator and chief, laboratory of neuroscience, at the National Institutes of Health. Dr. Skolnick served as a research professor of psychiatry at the Uniformed Services University of the Health Sciences from 1989 to 1998. He is currently an adjunct professor of Anesthesiology at The Johns Hopkins University, an adjunct professor of pharmacology and toxicology at Indiana University School of Medicine and research professor of psychiatry at New York University School of Medicine. Dr. Skolnick is an editor of Current Protocols in Neuroscience and also serves on the editorial advisory boards of the European Journal of Pharmacology, Cellular and Molecular Neurobiology, the Journal of Molecular Neuroscience and Pharmacology and Biochemistry & Behavior. He received a B.S. (summa cum laude) from Long Island University in 1968 and his Ph.D. from The George Washington University in 1972. Dr. Skolnick was awarded the D.Sc. honoris causa from Long Island University in 1993 and the University of Wisconsin-Milwaukee in 1995.

     Warren Stern, Ph.D. joined us as a consultant in September 2003 and, started full-time in December 2003 as senior vice President, drug development. Previously, he was senior vice President of scientific and medical services at PAREXEL International Corporation, a major contract research organization, or CRO, where he has worked for the past five and one-half years. Dr. Stern has also held senior level positions in clinical research at Cato Research Ltd., a CRO, Forest Laboratories, Inc. and earlier, Burroughs Wellcome Co. Previously, Dr. Stern was president and CEO of Pharmatec Inc., a CNS-oriented drug delivery company. He has also founded two drug delivery companies, Research Triangle Pharmaceuticals and Nobex, Inc. Dr. Stern has over 25 years’ experience in drug development in CNS and other fields. He directed the successful NDA submissions of bupropion (Wellbutrin) and citalopram (Celexa). He has performed preclinical studies and clinical trials in psychopharmacology and published some 90 papers describing the results of his research in animal pharmacology and CNS-oriented clinical trials. Dr. Stern is the inventor on six patents, including patents related to CNS products, and two drug delivery systems. He received his Ph.D. in psychopharmacology from Indiana University in 1969 and completed postdoctoral fellowships at Boston State Hospital and at the Worcester Foundation for Experimental Biology.

The Board of Directors and its Committees

Board of Directors

     DOV is managed by a seven-member board of directors, which is divided into three classes, each of whose members serve for a staggered three-year term, with two directors in Class I, three directors in Class II and two directors in Class III. Directors serve for three-year terms with one class of directors being elected by our shareholders at each annual meeting of shareholders. At the 2004 annual meeting, each of the three class II directors will be elected to hold office until the 2007 annual meeting of shareholders, or until his or her successor is elected and qualified. A class I director was voted on at the 2003 meeting.

     Our board of directors met eight times in 2003 including twice by unanimous written consent in lieu of a meeting. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors and (ii) the total number of meetings of all committees of the board of directors on which the director served. DOV encourages its directors to attend the annual shareholders meeting. Last year, all of its directors attended the annual meeting.

Director Independence

      In accordance with the requirements of the NASDAQ Marketplace Rules, our board of directors has determined that Messrs. Van Riper, Silverstein and Ashe, Dr. Horovitz and Ms. Bischoff, representing a majority of the board of directors, are “independent” in accordance with the applicable NASDAQ Marketplace Rules (more specifically, Rule 4200). In order to make this determination, the board of directors has determined that each of such director’s relationships with DOV is not expressly excluded from the definition of “independent director” under these Rules, and was limited to serving as a director and a board committee member (and not as an officer or employee of DOV) and did not otherwise have a relationship with DOV that in the opinion of the board of directors would impair his or her independence or interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The independent directors of DOV meet without management in a regular executive session at least annually and will have such meetings whenever they consider it useful or appropriate.

Audit Committee

      The audit committee is a committee of the board of directors, consisting of three members: Dr. Horovitz, and Messrs. Ashe and Van Riper (chairman). The audit committee determines the selection, retention and compensation of our independent auditors, reviews the scope and results of audits, submits appropriate recommendations to the board of directors regarding audits, reviews our internal controls and is responsible for reviewing filings with the SEC and releases containing our financial statements, among other matters. No member of the audit committee has participated in the preparation of the company’s financial statements during the last three years. The audit committee met six times during 2003.

      Our board of directors has determined that each member of the audit committee has the appropriate level of financial sophistication and is “independent” under both Section 10A of the Securities Act of 1934, as amended, and under the NASDAQ Marketplace Rules. Our board of directors has also determined that Mr. Van Riper, a member of the audit committee and board of directors, is an audit committee financial expert as such term is defined in Item 401(h) of SEC Regulation S-K. For Mr. Van Riper’s relevant experience, see his biography listed herein.

      Our board of directors has adopted an audit committee charter, a copy of which is filed with this proxy statement as Appendix A. Audit committee complaint procedures are filed as Appendix B. The board of directors reviews and reassesses the adequacy of the audit committee charter annually. In that regard, and in order to respond to new NASDAQ Marketplace Rules, the company expects the audit committee charter to be amended and restated on or prior to the date of our annual meeting.

Compensation Committee

     Our board of directors has established a compensation committee consisting of Dr. Horovitz (chairman) and Mr. Van Riper. The compensation committee reviews and approves the compensation of our executive officers and directors, carries out duties under our incentive compensation plans and other plans approved by us as may be assigned to the committee by the board of directors and makes recommendations to the board of directors regarding these matters. The compensation committee met or acted by unanimous written consent six times during 2003.

     Our board has determined that each member of the compensation committee is “independent” under the NASDAQ Marketplace Rules.

Search and Nominating Committee

     DOV has established a search and nominating committee consisting of Drs. Horovitz (chairman) and Lippa. The search and nominating committee has the responsibility of identifying, recommending and nominating a director to fill any existing board vacancies. It may also make recommendations regarding an increase in board size and candidates to fill membership increases. The search and nominating committee met twice during 2003.

      The search and nominating committee will consider a range of criteria when evaluating a candidate for directorship. At a minimum, candidates for director must have the highest personal and professional integrity and demonstrate exceptional ability and judgment. The search and nominating committee will also consider whether the candidate has direct experience in the biopharmaceutical or related industry or businesses with similar fundamentals, and whether a candidate will assist DOV in achieving a mix of directors that represent a diversity of backgrounds and experience. In addition, the search and nominating committee, when considering a candidate, will ensure that a majority of the members of the board of directors will be “independent” in accordance with the NASDAQ Marketplace Rules. A shareholder may recommend candidates for director by complying with the procedures set forth in this proxy statement under “Shareholder Director Recommendations.”

     Our board of directors has determined that Dr. Horovitz, as chairman of the search and nominating committee, is “independent” under the NASDAQ Marketplace Rules.

     There is no charter for the search and nominating committee. In order to respond to new NASDAQ Marketplace Rules, the company expects that after the 2004 annual meeting of shareholders, nominations for directors will either be made by a nominating or similar committee comprised entirely of independent directors or by the independent directors.

Shareholder Director Recommendations

     Shareholders wishing to make director recommendations must write to the search and nominating committee, c/o Secretary of DOV Pharmaceutical, Inc., 433 Hackensack Avenue, Hackensack, New Jersey 07601. All shareholder recommendations for director candidates must be submitted to us not less than 120 calendar days prior to the anniversary of the date on which our proxy statement was released to stockholders in connection with the previous year’s annual meeting and must include the name and address of the shareholder; a representation that the shareholder is a record holder of our shares, or evidence of security ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended; the amount and type of ownership of our shares held by the shareholder; the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment of the proposed director for our preceding five full fiscal years; a description of the qualifications and background of the proposed director that addresses the minimum qualifications and other criteria as proscribed by the search and nominating committee from time to time; the amount and type of ownership of our shares held by the proposed director; a description of all arrangements or understandings between the proposed director and shareholder making the recommendation; the consent of the proposed director to be named in the proxy statement and to serve as a director if elected; and any other information regarding the proposed director that is required to be included in a proxy statement filed pursuant to the rules of the SEC. The search and nominating committee will evaluate all candidates for director in the same manner, without regard to the source of the initial recommendation of the candidate. In the event the nominating process becomes the responsibility of the independent directors, the foregoing material will be provided to, and considered by, the independent directors.

Other Committees

      Our board of directors may from time to time, by a vote of a majority of directors, establish additional committees to facilitate the management of DOV or to discharge specific duties delegated to such committees by the full board of directors. A subcommittee was formed and voted for certain assigned purposes in connection with a private institutional financing in March 2004.

Code of Business and Ethics

      All directors and all officers and employees of DOV must act ethically at all times and in accordance with the policies comprising DOV’s code of business conduct and ethics, a copy of which can be obtained on our website at www.dovpharm.com.

Board of Director Communications

      Our board of directors provides a process for shareholders to communicate with the board of directors. Anyone may communicate with members of the board of directors, including the search and nominating committee, the non-employee directors, the independent directors and the audit committee. Such communications may be confidential and may be submitted in writing to DOV Pharmaceutical, Inc., 433 Hackensack Avenue, Hackensack, New Jersey 07601, Attn: Secretary. Except for complaints submitted under the audit committee complaint procedures, set forth in Appendix B, all such concerns are forwarded to the appropriate director or directors for their review, and are reviewed and addressed by us in the same way that other concerns are addressed by the company. We report to the directors on the status of all outstanding concerns addressed to the search and nominating committee, to the non-employee directors, to the independent directors or to the audit committee on a quarterly basis. The chairman of the search and nominating committee, the non-employee directors, the independent directors or the audit committee may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them.

Additional Information

      The charter for the audit committee, audit committee complaint procedures and code of business ethics as well as additional corporate information about DOV are available on DOV’s website at www.DOVpharm.com. DOV will provide, without charge upon the written request of any shareholder, a copy of any such document. Any such requests shall be addressed to DOV Pharmaceutical, Inc., 433 Hackensack Avenue, Hackensack, New Jersey 07601, Attn: Investor Relations.

PROPOSAL NO. 2: AMENDMENT OF 2000 STOCK OPTION AND GRANT PLAN

Proposal

     On April 19, 2004, the board of directors, subject to shareholder approval, voted to increase the base number of shares reserved for issuance under DOV’s 2000 stock option and grant plan, or the 2000 plan, by 750,000 shares of common stock, and amend the 2000 plan accordingly to include those shares in the number of shares eligible for issuance as incentive options under the 2000 plan. The amendment to the 2000 plan would increase the number of shares reserved for issuance under the 2000 plan to 2,942,090 shares of common stock from 2,192,090 shares of common stock.

     At the annual shareholders meeting, you are being asked to approve this amendment of the 2000 plan to increase the number of shares authorized for grant by 750,000 shares. The 2000 plan is applicable for grants to officers, employees, advisers, consultants and directors of the company and its majority-owned subsidiaries. If this proposal is approved, a total of 2,942,090 shares of common stock would be authorized for issuance under the 2000 plan, of which 1,431,670 were subject to outstanding options at December 31, 2003, leaving 1,292,816 shares available for grant at that date. This includes the proposed increase of 750,000 shares.

Decision to Amend the 2000 Plan

     The board of directors believes that this share increase is necessary in order to assure a sufficient reserve of shares of common stock available to grant options to attract and retain the services of individuals considered to be essential to our long-term success. This amendment to the 2000 plan will reserve for issuance an additional 750,000 shares of common stock and make no further change. If the stockholders fail to approve this proposal, the 2000 plan will continue with the present authorization for issuance. None of these options has been granted or otherwise allocated to any specific persons, and at the time the amendment was approved by our board of directors, there were no plans to grant or allocate such options to any specific persons.

     A summary of the 2000 plan is presented below under “Summary of Plans – 2000 Stock Option and Grant Plan.” A copy of the 2000 plan, and the amendment related thereto, is attached as Appendix C to this proxy statement.

Vote Required for Approval

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the increase amendment.

Recommendation

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 2000 PLAN.

DOV’s Option Grants to Date

      As of December 31, 2003, we had outstanding options to purchase 2,631,370 shares of our common stock at a weighted average price of $5.51 under our stock option plans and options convertible into 542,816 shares of common stock are available for future grants under the 2000 plan. Options to purchase an aggregate of 573,104 shares of common stock have been exercised under our stock option plans, as of December 31, 2003.

     During 2003, we granted the following awards under the 2000 plan:

  options to purchase a total of 285,000 shares at an exercise price of $15.36 per share to one current executive officer;

  options to purchase a total of 283,000 shares at exercise prices ranging from $5.55 to $16.92 per share to other employees; and

  options to purchase 24,300 shares at an exercise price of $12.90 to Ms. Theresa Bischoff, a current director who is not an executive officer.

All grants were made with exercise prices equal to fair market value on the date of grant.

Option Grants to Directors

     Beginning in 2004, each of our outside directors will each receive 15,000 options on the annual meeting date for a full year of service. In 2003, Dr. Horovitz and Messrs. Ashe and Van Riper each received 15,000 options at an exercise price of $16.74 and Ms. Bischoff received a nonqualified stock option to purchase 24,300 shares of our common stock at an exercise price of $12.90 per share. These options will become exercisable in equal (25%), annual installments after the completion of each full year of service following such grant.

Equity Compensation Plan Information

The table below describes those equity compensation plans approved and not approved by DOV’s shareholders as of December 31, 2003.

	Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issue

Equity Compensation Plans Approved by Shareholders	2,631,370	$5.51	542,816
Equity Compensation Plan Not Approved by Shareholders	—	—	—

Total	2,631,370	$5.51	542,816

Summary of Plans

     The essential features of the company’s various stock options and grant plans are summarized below:

1998 Stock Option Plan

     Our 1998 Stock Option Plan, or 1998 plan, adopted by our board of directors and approved by our stockholders in September 1998, provided for the issuance of 2,025,000 shares of our common stock. As of December 31, 2003, options to purchase 834,700 shares of our common stock were outstanding under the 1998 plan. Options to purchase an aggregate of 308,210 shares of common stock have been exercised under the 1998 plan. Generally, options granted under the 1998 plan vest 50% six months from the date of grant and 50% eighteen months from the date of grant. All options generally terminate on the tenth anniversary of the date of grant. In the event of a change in control, all options will become immediately exercisable. The compensation committee administers the 1998 plan. We will not make any additional grants under our 1998 plan.

Stock Option Grant to Phil Skolnick

     In connection with the commencement of Dr. Skolnick’s employment with us in January 2001, we granted him stock options to acquire 405,000 shares of our common stock at an exercise price of $2.78 per share (as adjusted for our subsequent 1.62-for-1 stock split). Although Dr. Skolnick’s 405,000 options were not granted under the 1998 plan or the 2000 plan, the options were charged against the total number of options available for future grants under the 2000 plan. As of December 31, 2003, of the 365,000 options outstanding, 331,243 were vested. During 2003, Dr. Skolnick exercised 40,000 options.

2000 Stock Option and Grant Plan

     Our board of directors adopted, and our stockholders approved, the 2000 plan in November 2000. In May 2003, our stockholders approved an amendment to the 2000 plan to increase the number of shares authorized for grant by 500,000 shares. The 2000 plan now provides for the issuance of up to 2,192,090 shares of common stock plus that number of shares of common stock underlying any future termination, cancellation or reacquisition of options granted under the 1998 plan. Additionally, if any of the 405,000 options granted to Dr. Skolnick are terminated, canceled or otherwise reacquired by us, that number of reacquired shares will also become available for issuance under the 2000 plan. As of December 31, 2003, options to purchase 1,431,670 shares of common stock were outstanding and 542,816 shares of common stock were available for future grants under the 2000 plan. Options to purchase an aggregate of 224,894 shares of common stock have been exercised under our 2000 plan. Our compensation committee administers the 2000 plan.

Under the 2000 plan, our compensation committee may among other things:

  grant incentive stock options;

  grant non-qualified stock options;

  grant stock appreciation rights;

  issue or sell common stock with or without vesting or other restrictions; and

  grant common stock upon the attainment of specified performance goals.

     These grants and issuances may be made to our officers, employees, directors, consultants, advisors and other key persons.

     Our compensation committee has the right, in its discretion, to select the individuals eligible to receive awards, determine the terms and conditions of the awards granted, accelerate the vesting schedule of any award and generally administer and interpret the 2000 plan.

     The exercise price of options granted under the 2000 plan is determined by our compensation committee. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 may not be granted at an exercise price less than the fair market value of our common stock on the date of grant, or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of our voting power. Generally vesting under the 2000 plan occurs 25% after the first year and the balance ratably annually over the next three years, or 50% after the first 18 months and the balance ratably quarterly thereafter.

     Non-qualified stock options may be granted under the 2000 plan at prices that are less than the fair market value of the underlying shares on the date granted. Options are typically subject to vesting schedules, terminate ten years from the date of grant and may be exercised for specified periods after the termination of the optionee’s employment or other service relationship with us. Upon the exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the committee, or in the sole discretion of the committee.

     Restricted stock awards may be granted to eligible service providers at the compensation committee’s discretion. The compensation committee determines the terms of restricted stock awards and a restricted stock agreement may give us the option, or impose an obligation, to repurchase some of or all the shares of restricted stock held by a grantee upon the termination of the grantee’s employment or other service relationship with us. Restricted stock awards will vest at a rate determined by the compensation committee and may be granted without restrictions.

     Stock appreciation rights may be granted to eligible service providers at the compensation committee’s discretion. Stock appreciation rights entitle the optionee to elect to receive an amount of cash or shares of stock or a combination thereof having a value equal to the excess of the value of the stock on the date of exercise over the exercised price of the award. The terms of the stock appreciation rights will be determined by the compensation committee. Stock appreciation rights will generally terminate upon the termination of an optionee’s employment or other service relationship with us.

     The 2000 plan and all awards granted under the plan will terminate upon a merger, reorganization or consolidation, the sale of all or substantially all our assets or all our outstanding capital stock or a liquidation or other similar transaction, unless we and the other parties to such transactions have agreed otherwise. All participants under the 2000 plan will be permitted to exercise before any such termination of all awards held by them that are then exercisable or will become exercisable upon the closing of the transaction. Under employment agreements with executive officers and certain employees as well as certain options granted to directors, vesting may be accelerated in connection with a change of control.

Tax Information

     Incentive Stock Options. The Internal Revenue Code of 1986, as amended, provides to optionees favorable federal income tax treatment of stock options that qualify as incentive stock options. If a stock option granted under the 2000 plan is treated as an incentive stock option, the optionee will recognize no income upon the grant of the stock option, and will recognize no income upon exercise of the stock option unless the alternative minimum tax rules apply. We will not be allowed a deduction for federal tax purposes in connection with the exercise of an incentive stock option.

     Upon the sale of the shares issued upon exercise of an incentive stock option at least two years after the grant of the stock option and one year after exercise of the stock option, referred to as “statutory holding periods”, any gain will be taxed to the optionee as long-term capital gain. If the statutory holding periods are not satisfied (i.e., the optionee makes a “disqualifying disposition”), the optionee will recognize compensation income equal to the excess, if any, of the lower of (i) fair market value of the stock at the date of the stock option exercise and (ii) the sale price of the stock, over the option price. We are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such sale or disposition. The optionee’s basis will be increased by the amount of compensation income recognized. Any further gain or loss recognized on a disqualifying disposition of the shares will be characterized as capital gain or loss.

     Different rules may apply if shares are purchased by an optionee who is subject to Section 16(b) of the Exchange Act, and the optionee subsequently disposes of such shares prior to the expiration of the statutory holding periods.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the 2000 plan will not qualify for any special tax benefits to the optionee.

     An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise of the stock option, the optionee will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares at the time of exercise over the exercise price. We are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such exercise. The optionee’s basis will be increased by the amount of compensation income recognized.

     Upon the sale of the shares issued upon exercise of a nonstatutory stock option, any further gain or loss recognized will be treated as capital gain or loss and will be treated as short-term capital gain or loss if the shares have been held for less than one year.

     Tax Summary. The foregoing summary of the effect of federal income taxation upon the optionee and us with respect to the grant of stock options under the 2000 plan does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax implications of other interests that may be granted under the 2000 plan, or of an optionee’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the optionee resides.

PROPOSAL NO. 3: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The audit committee has selected PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2004. PricewaterhouseCoopers LLP has served as our independent auditors since November 2001 and provided us with audit services in respect of the years 1999, 2000, 2001, 2002, and 2003. The audit committee is required under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission to have responsibility for the appointment of our independent auditors. Nonetheless, this proposal is put before our shareholders for their views on this important corporate matter. If the shareholders do not ratify the appointment, the audit committee will take the matter under advisement.

     A representative of PricewaterhouseCoopers LLP will be present at the annual meeting. The representative will have an opportunity to make a statement and will be available to respond to questions from shareholders.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004. UNLESS INDICATED AS “AGAINST” OR “ABSTAIN”, ALL PROXIES THAT AUTHORIZE THE PROXY HOLDER TO VOTE WITH RESPECT TO THE RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP WILL BE VOTED FOR THE RATIFICATION.

Fees of Independent Auditors

     The aggregate fees and expenses billed for professional services rendered by our auditors PricewaterhouseCoopers LLP with respect to fiscal years ended 2003 and 2002 were as follows:

	Years Ended December 31,

	2003	2002

Audit Fees(1)	$238,180	$405,223
Audit Related Fees	—	—
Tax(2)	34,000	5,000
All Other	—	—

Total	$272,180	$410,223

(1)	Audit fees include fees for quarterly reviews, the 2002 audit fee for DOV Bermuda, a joint venture with Elan Corporation plc in which we hold an 83.0% equity interest, the 2003 and 2002 audit fee for Nascime Ltd., a wholly-owned subsidiary of DOV, fees for our initial public offering, which was completed in April 2002, fees for review of the S-8 filing for our shareholder rights plan and fees for review of S-1 filings.
(2)	In 2003, tax related fees include fees for tax advice in relation to our acquisition of 100% of the equity of Nascime and for tax return preparation services.

Policy on Audit Committee Approval of Audit and Non-Audit Services

     The audit committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services, including tax research and consultations, international tax consulting, tax assistance and compliance in international locations, assistance with transfer pricing, expatriate tax services, consultations and assistance with other taxes including state and local taxes, sales and use taxes, customs and duties, review of intercompany agreements and assistance with international manufacturing tax issues. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The audit committee has delegated pre-approval authority to its chairperson when expedition of services is necessary. The independent auditors and management are required to periodically report to the full audit committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. All of the audit, audit-related, tax and other services provided by PricewaterhouseCoopers LLP in fiscal year 2003 and related fees were approved in accordance with the audit committee’s policy.

     The audit committee charter, adopted in March 2003 and amended in March 2004, is attached to this proxy statement as Appendix A.

     The audit committee has determined that the provision of the non-audit services provided by PricewaterhouseCoopers LLP is compatible with their maintaining auditor independence.

Peer Review

      As required by the NASDAQ Marketplace Rules, the company will be audited by independent auditors that (i) have received an external quality control review by an independent public accountant (“peer review”) that determines whether the auditor’s system of quality control is in place and operating effectively and whether established policies and procedures and applicable auditing standards are being followed or (ii) is enrolled in a peer review program and within eighteen (18) months receives a peer review that meets acceptable guidelines.

REPORT BY THE AUDIT COMMITTEE

     The audit committee is a committee of the board of directors, consisting of three members. The primary function of the audit committee is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to shareholders and others, the systems of internal controls that management and the board have established and our audit process. No member of the audit committee has participated in the preparation of the company’s financial statements during the last three years.

     The members of the audit committee are independent as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers Marketplace Rules and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. For more information about our audit committee members, please see their relevant biographies listed in this proxy statement.

     Our outside auditors, PricewaterhouseCoopers LLP, are accountable to the audit committee as the representative of the shareholders. The audit committee has the authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors and review whether the non-audit services provided by them are compatible with their being independent for purposes of our financial audit. It is the responsibility of management to prepare the financial statements and the responsibility of the outside auditors to determine whether our financial statements are free from material misstatement and present fairly, in all material respects, our financial position as of our balance sheet date and our result of operations and cash flows for the fiscal period in accordance with generally accepted accounting principles.

     The board of directors and audit committee have adopted an audit committee charter. A copy of the charter is attached to this proxy statement as Appendix A. However, in response to new NASDAQ Marketplace Rules, the company expects the audit committee charter to be amended and restated on or prior to the date of our annual meeting. The audit committee held six meetings during 2003, including pre-issuance reviews of quarterly financial statements and press releases. The committee has reviewed and discussed with management the audited financial statements for fiscal year 2003. In addition, the audit committee has discussed with our auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (“SAS 61”), as may be modified or supplemented. The audit committee has also received the written disclosures and the letter from the auditors required by the Independence Standards Board Standard No. 1 and has discussed their independence with the auditors. Based on these discussions and reviews, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 15, 2004.

     The audit committee regularly reviews and determines whether specific projects or expenditures with our independent auditors, PricewaterhouseCoopers LLP, potentially affects their independence. The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our auditors. Pre-approval is generally provided by the audit committee for up to one year, is detailed as to the particular service or category of services to be rendered and is generally subject to a specific budget. The audit committee may also pre-approve additional services or specific engagements on a case-by-case basis. Management is required to provide quarterly updates to the audit committee regarding the extent of any services provided in accordance with this pre-approval, as well as the cumulative fees for all non-audit services incurred to date.

Submitted by the Audit Committee:

Daniel S. Van Riper (chairman)
Patrick Ashe
Zola Horovitz

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

      Our outside directors each receive $4,000 for each quarterly board meeting in which they participate and beginning in 2004 will receive 15,000 options on the annual meeting date for a full year of service. In 2003, Dr. Horovitz, Mr. Ashe and Mr. Van Riper each received 15,000 options at an exercise price of $16.74 and Ms. Bischoff received a nonqualified stock option to purchase 24,300 shares of our common stock at an exercise price of $12.90 per share. These options will become exercisable in equal (25%), annual installments, after the completion of each full year of service following such grant. Our compensation committee members receive $1,000 for each meeting in which they participate with a limit of one such payment per quarter and the chairman of the compensation committee receives additional compensation of $500 per quarter. Our audit committee members receive $1,000 for each meeting in which they participate and the chairman of the audit committee receives additional compensation of $3,000 per quarter. We have agreed to reimburse our directors for their reasonable expenses incurred in attending meetings of the board of directors and its committees.

Executive Compensation

     The following table provides information with respect to the compensation that DOV paid in 2003, 2002 and 2001 to those individuals who served as (i) our chief executive officer and (ii) the four most highly compensated executive officers (other than the CEO), whose base salaries exceed $100,000 for the fiscal year ended December 31, 2003.

Name and Principal Position	Annual Compensation			Long-Term Compensation Awards	All Other Compensation

	Year	Salary ($)	Bonus ($)(1)	Securities Underlying Options (1)

Arnold S. Lippa, Ph.D. (2)	2003	325,769	$50,000	—	$30,408
Chairman and Chief	2002	296,154	110,000	—	30,218
Executive Officer	2001	260,577	150,000	—	23,308
Bernard Beer, Ph.D. (3)	2003	325,769	50,000	—	30,704
Co-Chairman and President	2002	296,154	110,000	—	27,229
	2001	260,577	150,000	—	30,423
Phil Skolnick, Ph.D., D.Sc. (hon)(4)	2003	273,558	30,000	—	8,100
Senior Vice President, Research and	2002	250,000	40,000	—	8,100
Chief Scientific Officer	2001	230,769	—	405,000	9,847
Barbara Duncan (5)	2003	258,942	30,000	—	8,100
Vice President, Finance, Chief	2002	235,288	75,000	—	8,100
Financial Officer and Treasurer	2001	82,212	—	364,500	2,571
Robert Horton (6)	2003	250,000	—	—	9,525
Vice President and General Counsel	2002	87,500	—	250,000	2,700

(1)	Does not reflect bonuses paid and options granted in 2004 to each of Dr. Lippa and Dr. Beer of $75,000 and 25,000 options and to each of Dr. Skolnick, Ms. Duncan and Mr. Horton of $50,000 and 25,000 options. In connection with his retirement, on March 15, 2004 Dr. Beer received a year’s salary in the amount of $365,750 and reimbursement of medical insurance for one year of approximately $11,000.

(2)	All other compensation represents $16,668, $16,800 and $18,405 in 2003, 2002 and 2001 for automobile allowance and $13,740, $13,418 and $4,903 in 2003, 2002 and 2001, for life insurance premiums.
(3)	Dr. Beer has retired as president of the company effective March 15, 2004. In connection with his retirement, Dr. Beer will receive a year’s salary of $365,750 and reimbursement of medical insurance for one year of approximately $11,000. He will continue as co-chairman of the board. All other compensation represents $16,800, $16,800 and $16,518 in 2003, 2002 and 2001 for automobile allowance and $13,904, $10,429 and $13,905 in 2003, 2002 and 2001, for life insurance premiums.

(4)	All other compensation represents automobile allowance.
(5)	All other compensation represents automobile allowance. Ms. Duncan joined us effective August 20, 2001.
(6)	All other compensation represents $8,100 and $2,700 in 2003 and 2002 for automobile allowance and $1,425 in 2003 for moving expenses. Mr. Horton joined us effective August 16, 2002.

Option Grants in Last Fiscal Year and Option Values at Fiscal Year End

     We did not grant any stock options for the fiscal year ended December 31, 2003 to our CEO or to the other officers for whom compensation information is given in the Executive Compensation Table. In 2003 we did not grant any stock appreciation rights.

Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

     The following table sets forth certain information as of December 31, 2003, regarding options held by our CEO and the other officers for whom compensation information is given in the summary compensation table.

Name	Shares Acquired on Exercise	Value ($) Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End(1)		Value ($) of Unexercised in-the-Money Options at Fiscal Year-End(2)

			Number Exercisable	Number Unexercisable	Value ($) Exercisable	Value ($) Unexercisable

Arnold S. Lippa, Ph.D.	—	—	210,600	—	2,253,420	—
Bernard Beer, Ph.D.	—	—	210,600	—	2,253,420	—
Phil Skolnick, Ph.D. D. Sc. (hon)	40,000	236,800	331,243	33,757	3,507,863	357,487
Barbara Duncan	40,000	375,659	233,371	91,129	2,184,352	852,967
Robert Horton	—	—	40,500	250,000	428,895	2,242,500

(1)	Includes both in-the money and out-of-the-money options.
(2)	Fair value of DOV’s common stock at December 31, 2003 ($13.37 based on the closing sales price reported on NASDAQ) less the exercise price.

Employment Agreements with Named Executive Officers

     Arnold S. Lippa, Ph.D. We have entered into an employment agreement with Dr. Lippa, which provides for his employment as CEO until December 10, 2004. Dr. Lippa’s base compensation was $332,750 for 2003. In 2004, he will be paid a base salary of $365,750. The agreement provides for benefits, the reimbursement of expenses and the payment of incentive compensation, which will be determined by our board of directors in its sole discretion. Additionally, his employment agreement provides that if we should merge or consolidate with or into an unrelated entity, sell all or substantially all our assets, or enter into a transaction or series of transactions with the result that 51% or more of our capital stock is transferred to one or more unrelated third parties, Dr. Lippa is entitled to receive a bonus equal to 2% of the gross proceeds of such sale (as defined in the agreement). We are obligated to continue to pay Dr. Lippa his base and incentive compensation and to continue his benefits for a period of nine months if he is terminated upon becoming disabled or for a period of 90 days upon his death. If Dr. Lippa terminates his employment with us for good reason, or within six months of a change of control, or if we terminate Dr. Lippa without cause, he is entitled to receive his base and incentive compensation and the continuation of all benefits for two years from the date of termination, and all stock options granted to him will immediately vest. The agreement also requires Dr. Lippa to refrain from competing with us and from soliciting our clients and customers for the duration of his employment and for a period following employment equal to the length of time we make severance payments to him.

     Bernard Beer, Ph.D. Prior to his retirement on March 15, 2004, Dr. Beer’s employment terms were the same as Dr. Lippa’s. In connection with his retirement, his employment agreement terminated, and Dr. Beer will receive a year’s salary of $365,750 and reimbursement of medical insurance of approximately $11, 000.

     Phil Skolnick, Ph.D., D.Sc.(hon) In connection with his employment by us in January 2001, we entered into an employment agreement (as amended in January 2004) with Dr. Skolnick, which provides for his employment as senior vice-president, research and chief scientific officer until January 19, 2007. Under the agreement, we will pay Dr. Skolnick base compensation of at least $300,000 per year. The agreement provides for benefits, reimbursement of expenses and payment of incentive compensation, which will be determined by our board of directors in its sole discretion. Additionally, upon the commencement of Dr. Skolnick’s employment, we granted him options to purchase 405,000 shares of our common stock (adjusted for subsequent 1.62-for-1 stock split) at an exercise price of $2.78 (as so adjusted). The options are completely vested. In addition, in January 2004 we granted him options to purchase 100,000 shares of our common stock at an exercise price of $13.58 that vest 50% on July 9, 2005 and will continue to vest ratably, on a quarterly basis, over the next 18 months. We are obligated to continue to pay Dr. Skolnick his base and incentive compensation and to continue his benefits for a period of nine months if he is terminated upon becoming disabled or for a period of 90 days upon his death. If Dr. Skolnick terminates his employment with us for good reason, or within six months of a change of control, or if we terminate Dr. Skolnick without cause, he is entitled to receive his base compensation for three years from the date of the agreement and the 100,000 stock options granted to him in January 2004 will immediately vest on a schedule of 25,000 if the change of control occurs within the first year, an additional 62,500 to the extent not vested if the change of control occurs within the second year and the balance not vested if the change of control occurs within the third year of his new employment agreement. The agreement also requires Dr. Skolnick to refrain from competing with us and from soliciting our customers and clients for the duration of his employment and for a period following employment equal to the length of time we make severance payments to him.

     Barbara Duncan. In connection with her employment by us in August 2001, we entered into an employment agreement with Ms. Duncan, which provides for her employment as vice president, finance and chief financial officer until August 20, 2004. Under the agreement, we will pay Ms. Duncan base compensation of at least $225,000 per year. For 2004, we will pay her $300,000 in base salary. The agreement provides for benefits, reimbursement of expenses and payment of incentive compensation, which will be determined by our board of directors in its sole discretion. Additionally, upon the commencement of Ms. Duncan’s employment, we granted her options to purchase 364,500 shares of our common stock (adjusted for subsequent 1.62-for-1 stock split) at an exercise price of $4.01 (as so adjusted). The options vested 50% on February 20, 2003, and will continue to vest ratably, on a quarterly basis, over the next 18 months. We are obligated to continue to pay Ms. Duncan her base and incentive compensation and to continue her benefits for a period of nine months if she is terminated upon becoming disabled or for a period of 90 days upon her death. If Ms. Duncan terminates her employment with us for good reason, or within six months of a change of control, or if we terminate Ms. Duncan without cause, she is entitled to receive her base compensation for three years from the date of the agreement and all stock options granted to her to the extent not vested will immediately vest. The agreement also requires Ms. Duncan to refrain from competing with us and from soliciting our customers and clients for the duration of her employment and for a period following employment equal to the length of time we make severance payments to her.

     Robert Horton. In connection with his employment by us in August 2002, we entered into an employment agreement with Mr. Horton, which provides for his employment as vice president and general counsel until August 16, 2005. Under the agreement, we will pay Mr. Horton base compensation of at least $250,000 per year. For 2004, we will pay him $300,000 in base salary. The agreement provides for benefits, reimbursement of expenses and payment of incentive compensation, which will be determined by our board of directors in its sole discretion. In 2000, prior to his employment, we granted Mr. Horton options to purchase 40,500 shares of our common stock (adjusted for subsequent 1.62-for-1 stock split) at an exercise price of $2.78 per share (as so adjusted), all of which were vested as of December 31, 2003. Additionally, upon the commencement of Mr. Horton’s employment, we granted him options to purchase 250,000 shares of our common stock at an exercise price of $4.40. The options vested 50% on February 12, 2004, and will continue to vest ratably, on a quarterly basis, over the next 18 months. We are obligated to continue to pay Mr. Horton his base and incentive compensation and to continue his benefits for a period of nine months if he is terminated upon becoming disabled or for a period of 90 days upon his death. If Mr. Horton terminates his employment with us for good reason, or within six months of a change of control, or if we terminate Mr. Horton without cause, he is entitled to receive his base compensation for three years from the date of the agreement and all stock options granted to him will immediately vest. The agreement also requires Mr. Horton to refrain from competing with us and from soliciting our customers and clients for the duration of his employment and for a period following employment equal to the length of time we make severance payments to him.

REPORT ON EXECUTIVE COMPENSATION

     The following is a report of the compensation committee of the board of directors describing the compensation policies applicable to our executive officers (and named executive officers) during the fiscal year ending December 31, 2003. The compensation committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers and certain other employees depending on base salary levels. It also makes recommendations to the board of directors concerning option grants under the 2000 plan to other employees as a group. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

     Our board has determined that each member of the compensation committee is “independent” under the NASDAQ Marketplace Rules.

General Compensation Policy

     Under the supervision of the board of directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the board to have a portion of each executive’s compensation contingent upon our corporate performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary, which reflects individual background, performance and expertise, progress and collaboration objectives and, to lesser extent, his or her success in achieving designated individual goals, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the board of directors and compensation committee establish from time to time for the company and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between executive officers and stockholders.

     The summary below describes in more detail the factors that the compensation committee considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

     The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at similar companies and the salary necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual’s performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

Variable Bonus Awards

     Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in or contribution to achieving specific company-wide corporate goals including product development milestones.

Long-Term Incentive Compensation

     We have utilized our stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under the 2000 stock option and grant plan by the compensation committee take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual’s position, his or her performance and responsibilities and internal comparability considerations.

     Each option grant allows the executive officer to acquire shares of our common stock at a fixed price per share (in all cases to date, fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in 25% annual installments over a four-year period, or in some cases over a three-year period, 50% after 18 months and the balance quarterly over the remaining 18-month vesting period, contingent in each case upon the executive officer’s continued employment with us. Accordingly, options will provide a return to the executive officer to a significant degree only if he or she remains in our service, and then only if the market price of our common stock appreciates over the option term.

Compensation of Chief Executive Officer and President

     The 2003 compensation of Dr. Lippa and Dr. Beer was determined by the compensation committee in accordance with the criteria and policies described above in this report. Dr. Lippa’s and Dr. Beer’s base salary during fiscal 2003 as CEO and President, respectively, was $332,750 each. Their bonuses for the fiscal year were $75,000 each. The CEO and president are not present when the compensation committee votes or deliberates with respect to their compensation.

Compensation of all Other Executive Officers

Compensation of all other executive officers is determined by the compensation committee.

Submitted by the Compensation Committee:

Zola Horovitz (chairman)
Daniel S. Van Riper

STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return data for our common stock based on the market price of DOV’s common stock, since April 24, 2002 (the date on which our common stock was first registered under section 12 of the Securities Exchange Act of 1934) to the cumulative return over such period of companies included within the (i) NASDAQ Stock Market (U.S.) Index, and (ii) NASDAQ Biotechnology Index.

     The graph assumes that $100 was invested on April 24, 2002, the date on which our stock was first sold to the underwriters on the date of our initial public offering at a per share price of $13.00.

COMPARISON OF CUMULATIVE TOTAL RETURN
FROM APRIL 24, 2002, TO DECEMBER 31, 2003

	04/24/02	12/31/02	12/31/03

DOV Pharmaceutical, Inc.	$100.00	$52.30	$102.80
NASDAQ Stock Market (U.S.)	100.00	75.60	112.70
NASDAQ Biotechnology Index	100.00	71.40	104.20

CERTAIN TRANSACTIONS

     In January 1999, we established a joint venture with Elan to develop controlled release formulations of bicifadine and ocinaplon. Elan provided us with debt and equity financing to fund our investment in the joint venture and our share of the operations of the joint venture. Elan purchased, for an aggregate of $3.0 million, 525,025 shares of our common stock, 354,643 shares of series B preferred stock, and warrants to purchase 121,500 shares of our common stock at an exercise price of $3.41 per share. We issued Elan a convertible promissory note for $8.01 million and Elan provided us a $7.0 million convertible line of credit promissory note, which expired in March 2002. In March 2003, we and Elan agreed to amend the convertible promissory note to eliminate the exchange feature pursuant to which Elan could have exchanged the note for an approximate 30% position in the joint venture, thereby making our equity positions equal. In connection with this amendment, we granted EIS warrants to purchase 75,000 shares of our common stock at an exercise price of $10.00 per share, which expire on January 21, 2006. On October 21, 2003, we entered into an agreement with Elan to acquire 100% ownership of Nascime Limited, the joint venture’s operating company, established to develop controlled release formulations of bicifadine and ocinaplon and to terminate the joint venture. In connection with the acquisition, we paid $5.0 million to a subsidiary of Elan in respect of its by then diluted 17% equity stake in the joint venture. Elan granted to the operating company a non-exclusive, royalty-free, perpetual, worldwide license to make and sell the two product candidates in controlled release formulations using the Elan intellectual property licensed to the joint venture, including that developed during the venture. In connection with the license grant, Elan will be entitled to receive up to an aggregate of $3.0 million when the products are licensed or come to market. In the ordinary course of its business and prior to the termination of the joint venture, DOV Bermuda incurred expenses for formulation development work provided by Elan. These expenses amounted to approximately $509,000 in 1999, $1.6 million in 2000, $1.8 million in 2001, $1.2 million in 2002 and $854,000 in 2003. In March 2004, Elan converted its series B preferred stock into common stock and thereby relinquished its right to nominate a board member in January 2005.

     On July 2, 2003, we concluded a private placement of 1,428,571 shares of our common stock and three-year warrants to purchase an aggregate of 392,857 shares of our common stock at an exercise price of $16.00 per share to a group of funds managed by OrbiMed Advisors, LLC, for gross proceeds of $15,000,000. The investors also received the right to nominate a director to our board of directors. Jonathan Silverstein, a director of OrbiMed Advisors, LLC, joined our board effective December 19, 2003.

     Mr. Gary Beer, son of Dr. Bernard Beer, is employed by us as director of data management. During 2003, he was paid $146,000 in salary, $8,000 in bonuses and was awarded options to purchase 5,000 shares of our common stock. Effective January 23, 2004, Mr. Beer was promoted to vice president and his annual salary was increased to $175,000.

     On March 15, 2004, our co-founder and president, Dr. Bernard Beer, retired. In connection with his retirement, we have entered into a severance agreement with him that provides for the termination of his employment agreement, a year’s salary of $365,750, and payment of an amount equal to $11,000 for his health insurance premiums over the next 12 months. Dr. Beer remains as co-chairman of our board of directors and Dr. Lippa, our chief executive officer, has assumed his title of president.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership with the SEC and Nasdaq. Directors, executive officers and greater than ten-percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     Based solely on a review of filings with the SEC, we believe that other than the exceptions detailed below, all our directors and executive officers have complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, during fiscal 2003.

Reporting Requirement

Name	Form	Required Filing Date	Actual Filed Date

Zola Horovitz	Form 4	September 5, 2003	September 19, 2003
	Amended Form 4	September 5, 2003	September 22, 2003
	Form 5	September 15, 2003	March 4, 2004
Patrick Ashe	Form 5	September 15, 2003	March 4, 2004
Daniel S. Van Riper	Form 5	September 15, 2003	March 4, 2004
Jonathan Silverstein	Form 3	December 29, 2003	February 19, 2004

We undertake to prepare Section 16 filings for the convenience of our officers and directors. The late Form 4 and amended Form 4 filings resulted from late and inaccurate broker information on a sale by Dr. Horovitz and the late Form 5’s related to option grants to the named directors that should originally have been filed on Form 4. The late Form 3 related to Mr. Silverstein joining our board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 29, 2004, certain information regarding the beneficial ownership of our common stock by:

  each person known by us to beneficially own 5% or more of a class of our common stock;

  each of our directors;

  each of our executive officers for whom compensation information is given in the summary compensation table in this proxy statement; and

  all our directors and executive officers of as a group.

     The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC (Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended) and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares to which an individual or entity has the right to acquire beneficial ownership within 60 days of March 29, 2004, through the exercise of any warrant, stock option or other right. The inclusion in this calculation of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)

Elan Corporation, plc(2)
Lincoln House
Lincoln Place
Dublin 2, Ireland	3,647,200	17.26%
Elan Pharmaceutical Investments II, Ltd.(3)
Flatts, Smiths Parish
Bermuda, FL04	1,090,992	5.87
OrbiMed Advisors, LLC(4)
767 Third Avenue
30th Floor
New York, NY 10017	2,251,428	12.59
Deutsche Bank AG(6)
Taunusanlage 12
D-60325
Frankfurt am Main Federal Republic of Germany	1,640,100	9.38
CIBC World Markets Corp.(5)
425 Lexington Avenue
New York, NY 10017	1,011,670	5.79
Federated Investors, Inc.(6)
140 East 45th Street
New York, NY 10017	991,345	5.67
Arnold S. Lippa(7)	1,509,800	8.53
Bernard Beer(8)	1,423,730	8.14
Phil Skolnick(9)	333,000	1.87
Barbara G. Duncan(10)	294,119	1.65
Zola Horovitz(11)	223,335	1.26
Robert Horton(12)	164,233	*
Patrick Ashe(13)	77,135	*
Daniel S. Van Riper(14)	12,150	*
Warren Stern(15)	—	—
Theresa A. Bischoff(16)	—	—
Jonathan Silverstein(17)	—	—
All directors and executive officers as a group (11 persons)(18)	6,288,930	33.54

*Less than one percent.

(1)	As of March 29, 2004, the number of outstanding shares of our common stock and common stock equivalents was 17,484,232. Effective March 31, 2004, the holder of the series B preferred stock converted all 354,643 shares of series B preferred stock, acquired in 1999, into 574,521 shares of our common stock in accordance with the transaction documents.

(2)	Elan Corporation, plc is the parent corporation of, and wholly owns, either directly or indirectly, Elan International Services, Ltd. and Elan Pharmaceutical Investments, Ltd., and has or shares, either directly or indirectly, voting and investment power with respect to shares of our common stock held of record by each of the foregoing entities. Includes warrants to purchase 196,500 shares of common stock that are currently exercisable, 574,521 shares of common stock issuable upon the conversion of our series B preferred stock and approximately 2,876,179 shares of common stock issuable upon the conversion of the Elan convertible promissory note. Effective March 31, 2004, Elan converted all 354,643 shares of series B preferred stock into 574,521 shares of our common stock in accordance with the transaction documents.

(3)	Represents approximately 1,090,992 shares of common stock issuable upon conversion of the Elan convertible line of credit promissory note.

(4)	OrbiMed Advisors, LLC and OrbiMed Capital, LLC, together with Samuel D. Islay, who owns a controlling interest in each of the foregoing entities, has or shares, either directly or indirectly, voting and investment power with respect to the shares of our common stock held of record by UBS Juniper Crossover Fund, L.L.C., Caduceus Private Investments, LP and OrbiMed Associates LLC. Includes 1,858,571 shares of common stock and warrants to purchase 392,857 shares of common stock that are currently exercisable. The information reported herein is based solely upon public filings made with the SEC by or on behalf of the beneficial holders so listed.

(5)	CIBC World Markets Corp. is an indirect wholly-owned subsidiary of Canadian Imperial Bank of Commerce, who may be deemed to be the beneficial owner of these shares. The information reported herein is based solely upon public filings made with the SEC by or on behalf of the beneficial holder so listed or on information provided directly to us by such holder.

(6)	The information reported herein is based solely upon public filings made with the SEC by or on behalf of the beneficial holder so listed.
(7)	Includes 1,229,200 shares of common stock and options to purchase 210,600 shares of common stock that are currently exercisable. Excludes options to purchase 25,000 shares of common stock that are not exercisable within 60 days of March 29, 2004.

(8)	Includes 1,423,730 shares of common stock.
(9)	Includes options to purchase 333,000 shares of common stock that are currently exercisable. Excludes options to purchase 100,000 shares of common stock that are not exercisable within 60 days of March 29, 2004.

(10)	Includes options to purchase 294,119 shares of common stock that are currently exercisable. Excludes options to purchase 55,381 shares of common stock that are not exercisable within 60 days of March 29, 2004.

(11)	Includes 50,200 shares of common stock and options to purchase 173,135 shares of common stock that are currently exercisable. Excludes options to purchase 20,065 shares of common stock that are not exercisable within 60 days of March 29, 2004.

(12)	Includes options to purchase 164,233 shares of common stock that are currently exercisable. Excludes options to purchase 129,168 shares of common stock that are not exercisable within 60 days of March 29, 2004.

(13)	Includes options to purchase 77,135 shares of common stock that are currently exercisable. Excludes options to purchase 20,065 shares of common stock that are not exercisable within 60 days of March 29, 2004.

(14)	Includes options to purchase 12,150 shares of common stock that are currently exercisable. Excludes options to purchase 27,150 shares of common stock that are not exercisable within 60 days of March 29, 2004.

(15)	Excludes options to purchase 285,000 shares of common stock that are not exercisable within 60 days of March 29, 2004.
(16)	Excludes options to purchase 24,300 shares of common stock that are not exercisable within 60 days of March 29, 2004.
(17)	Mr. Silverstein is a managing director of OrbiMed Advisors, LLC, that, together with certain funds managed by OrbiMed, owns the securities referenced in footnote 4 above. Mr. Silverstein’s beneficial ownership does not include beneficial ownership of the securities that are presented for OrbiMed Advisors, LLC in this principal stockholder table.

(18)	Includes options to purchase 1,264,372 shares of common stock that are exercisable within 60 days of March 29, 2004.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     Under the SEC proxy rules, shareholder proposals that meet certain conditions may be included in the proxy statement and form of proxy for a particular annual meeting. Shareholders that intend to present a proposal at our 2005 annual meeting of shareholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must give us notice of the proposal no later than January 1, 2005, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, our by-laws provide that if the date set for the annual 2005 meeting is more than 30 days before the anniversary of the 2004 annual meeting or more than 60 days after the anniversary, notice, in order to be timely, a shareholder notice shall be delivered to the secretary at our principal executive offices, and must be given no earlier than the close of business on the 120th day prior to the 2005 annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting and the 10th day following the day on which the first public announcement of the meeting date is made. Shareholders that intend to present a proposal at the 2005 annual meeting that will not be included in the proxy statement and form of proxy must give notice of the proposal to us not earlier than January 23, 2005, and not later than February 23, 2005. Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the proxies designated by us for the 2005 annual meeting will have discretionary authority to vote with respect to any such proposal that is determined to be untimely. The SEC has published rules relating to shareholder proposals including procedural requirements for their inclusion or exclusion from the proxy statement. In addition, our bylaws provide that any matter to be presented at an annual meeting must be proper business to be transacted at the meeting and must have been properly brought pursuant to the bylaws. Timely receipt by us of any such proposal from a shareholder will not guarantee its inclusion in the proxy materials or its presentation at the 2005 annual meeting because there are other inclusion requirements and exclusion guidelines in the SEC’s proxy rules that must also be satisfied. Any such shareholder proposals, or written requests for a copy of our bylaws, should be mailed to DOV Pharmaceutical, Inc., 433 Hackensack Avenue, Hackensack, NJ 07601, Attention: Secretary.

OTHER MATTERS

     As of the date of this proxy statement, the board of directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the 2004 annual meeting other than the matters set forth in this proxy statement. If other matters properly come before the annual meeting, the holders of the proxies will act in accordance with their best judgment.

     Copies of our 2003 annual report to shareholders are being mailed to shareholders together with this proxy statement, form of proxy and notice of annual meeting of shareholders. Additional copies may be obtained from the general counsel of DOV Pharmaceutical, 433 Hackensack Ave., Hackensack, New Jersey 07601. In addition a copy of the annual report on Form 10-K will be provided free of charge to any shareholder who requests such report in writing.

By Order of the Board of Directors,

Arnold S. Lippa, Ph.D. Chairman and Chief Executive Officer

Hackensack, New Jersey
April 26, 2004

Appendix A

DOV PHARMACEUTICAL, INC.
AUDIT COMMITTEE CHARTER

I. General Statement of Purpose

     The primary function of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the qualifications and performance of the company’s independent accountants and the financial reports and other financial information provided by the company to governmental bodies or the public, and to review and monitor the company’s system of internal controls and the company’s auditing, accounting and financial reporting processes. In carrying out its primary function the audit committee shall also provide an open avenue of communication among the independent auditors, financial and senior management and the board of directors. The audit committee shall fulfill these responsibilities by carrying out the activities enumerated in section V of this charter.

II. Composition

      The audit committee shall consist of at least three members of the board, each of whom must be independent according to both NASD rules and the Sarbanes-Oxley Act of 2002, and moreover not own or control 20% or more of the company’s voting securities, or such lesser amount as may be established by the SEC.

      As an exception to the above independence criteria, a director who is not an employee or family member and meets all the above qualifications except those of the NASD can be an audit committee member. For this to occur, the board, under exceptional and limited circumstances, must determine that the director’s membership is required in the best interests of the company and its stockholders. The company must then disclose, in the next following annual proxy statement, its reasons for that determination. A member appointed and whose appointment continues under this exception may not serve on the audit committee for more than two years and may not chair the committee.

      Each member of the audit committee must be able to understand financial statements. Moreover, at least one member of the audit committee must be a "financial expert" under SEC rules. Those rules require among other things that, in addition to understanding financial statements, the financial expert have an understanding of generally accepted accounting principles and their application as well as experience with internal controls for financial reporting.

      Members of the audit committee shall be appointed annually by the board and may be replaced or removed by the board with or without cause. Resignation or removal of a director, for whatever reason, shall if a member mean automatic resignation or removal from the audit committee. Any vacancy on the audit committee may be filled only by the board. The board shall designate one member of the audit committee to be the chair.

III. Compensation

      A member may not, other than in his or her capacity as a member of the audit committee, the board or any other board committee, receive any compensation from the company. A member may receive additional director fees to compensate for the significant time and effort required to serve on the audit committee.

1

IV. Meetings

      The audit committee shall meet not less frequently than quarterly to review each quarterly earnings release and quarterly report, and at least on one further occasion to review internal controls, audit progress and the annual report. Apart from these required meetings, the committee may have additional meetings as often as it determines. A majority of the members of the audit committee shall constitute a quorum for purposes of holding a meeting and the committee may act by a vote of a majority of the members present at the meeting. In lieu of a meeting, where warranted in special circumstances the audit committee may act by unanimous written consent.

V. Responsibilities and Authority

Matters Relating to Selection, Performance and Independence of Auditors

  Sole authority to appoint (subject to stockholder ratification), terminate and determine funding for auditors

  Instruct auditors to report directly to audit committee

  Exercise oversight of auditors’ work including resolution of disagreements between management and auditors

  Pre-approval of all audit, audit-related, tax and other services not prohibited by SEC or Public Company Accounting Oversight Board

  Pre-approval of audit-related and non-audit services may be delegated to one or more members of audit committee

  Review and approve scope and staffing of auditors’ overall audit plan

  Require auditors to provide audit committee with written disclosures and letter required by
  Independence Standards Board Standard No. 1, and to submit to audit committee on a periodic basis a formal written statement delineating all relationships between auditors and company

  Discuss with auditors any disclosed relationships or services that may impact objectivity and independence, and take appropriate action to satisfy audit committee of auditors’ independence

  Determine whether services of auditors reported in annual report or proxy statement are compatible with maintaining auditors’ independence

Audited Financial Statements

  Review overall audit plan with auditors and management responsible for preparing company’s financial statements

  Review and discuss with management and auditors as appropriate:

    Company’s annual audited financial statements including all critical accounting policies and practices used or to be used by company and any significant financial reporting issues that have arisen in connection with preparation of audited financial statements, prior to filing company’s annual report

2

    Any analysis prepared by management or auditors setting forth significant financial reporting issues and judgments made in connection with preparation of financial statements including analyses of effect of alternative GAAP methods on financial statements

    Ramifications of use of such alternative disclosures and treatments on financial statements and treatment preferred by auditors, and consider other material written communications between auditors and management including any management letter or schedule of unadjusted differences

    Adequacy of company’s internal controls and procedures for financial reporting and risk management policies

    Major changes in and other issues regarding accounting and auditing principles and procedures including any significant changes in company’s selection or application of accounting principles and

    Effect on financial statements of regulatory and accounting initiatives as well as off-balance sheet transactions and structures

  Review and discuss outside presence of management any audit problems or difficulties and management’s response thereto including any difficulties encountered by auditors in the course of their work, including any restrictions on scope of their activities or access to information, responsibilities, budget and staffing of company’s internal audit function if any or financial reporting function and any significant accounting issues raised with management

  Review and discuss matters brought to attention of audit committee by auditors pursuant to Statement on Auditing Standards No. 61 and No. 90 (SAS 61 and SAS 90) including any

    Restriction on scope of auditors’ activities or access to requested information

    Accounting adjustments proposed by auditors but not made by management

    Communication between auditors and its national office regarding significant auditing or accounting issues presented by management

    Management or internal control letter issued, or proposed to be issued, by auditors and

    Significant disagreement between company and auditors

  Review and discuss with auditors their report pursuant to Securities Exchange Act on their non-audit services if any

  Discuss with CEO, CFO and general counsel significant deficiencies and material weaknesses brought to audit committee’s attention in design or operation of internal controls and procedures for financial reporting that could adversely affect company’s ability to record, process, summarize and report financial information or reveal any fraud involving management or other employees who have a significant role in company’s internal controls and procedures for financial reporting

3

  Based on its review and discussions with management including review of matters required to be discussed by SAS 61 and SAS 90, recommend to board whether company’s audited financial statements should be included in 10-K

  Prepare audit committee report required by Item 306 of Regulation S-K to be included in company’s annual proxy statement

Unaudited Quarterly Financial Statements

Discuss with management and review any financial information including press releases and Form 10-Q submitted to a governmental body or the public including any certification, report, opinion or review by the independent auditors.

Procedures for Addressing Complaints and Concerns

  Establish and require company to publish or file procedures for receipt, retention and treatment of complaints received by company regarding accounting, internal accounting controls or auditing matters and confidential, anonymous submission to audit committee by employees of concerns regarding questionable accounting or auditing matters or disclosure controls

Regular Reports to Board

  Regularly report to and review with board any issues that arise with respect to quality or integrity of company’s financial statements, compliance with legal or regulatory requirements, performance and independence of auditors, performance of internal audit function if any and any other matters that audit committee considers appropriate or is requested by board to review

Review of Charter

  Review at least annually and more often as appropriate adequacy of charter and recommend amendments if any to board

Engagement of Advisors

  Engage and determine compensation for independent counsel to audit committee and such other advisors necessary or appropriate to carry out its responsibilities and powers

Legal and Regulatory Compliance

  Discuss with management legal and regulatory requirements applicable to company and its subsidiaries and company’s compliance, and make recommendations to board regarding compliance

  Discuss with CEO, CFO and general counsel legal matters (including pending or threatened litigation) that may have a material effect on company’s financial statements or its legal and regulatory compliance policies and procedures

General

  Form and delegate authority to subcommittees consisting of one or more of its members to carry out its responsibilities and exercise its powers

4

  Require that any officer or employee of company, company’s outside legal counsel, auditors or any other professional retained by company attend a meeting of audit committee or meet with any member of or advisor to committee

* * *

Notwithstanding the responsibilities and powers of the audit committee set forth in this charter, it is not intended to carry responsibility for planning or conducting audits of the company’s financial statements or determining whether the company’s financial statements are complete, accurate and prepared in accordance with GAAP. Such responsibilities are the duty of management and, to the extent of their audit responsibilities, the auditors. In addition, it is not the duty of the audit committee to conduct investigations or to assure compliance with laws and regulations. The audit committee shall be entitled to rely upon advice and information it receives if it believes to be reliable or has reason to draft in its discussions and communications with management, auditors and such experts, advisors and professionals it may consult.

(Adopted by the board of directors March 21, 2003, and amended March 11, 2004)

5

APPENDIX B

DOV PHARMACEUTICAL, INC.

Audit Committee Complaint Procedures

      These procedures have been adopted by the audit committee of the board of directors and govern the receipt and treatment of complaints or concerns on accounting, internal accounting controls and auditing matters as well as compliance under statutory anti-fraud laws or SEC rules and regulations pertaining to fraud against shareholders. They apply to both the company and its subsidiaries. The word “complaint” used in these audit committee complaint procedures should be read as “complaints or concerns.” A reporting person is not required to believe he or she has a complaint in the formal or legal sense of the word in order to make a report under these procedures. Concerns are sufficient if they relate to and identify improper accounting, internal accounting controls or auditing matters or compliance with such laws or regulations.

A. Procedures for Complaints

     Complaints should be submitted to either the compliance officer, who is required to pass them promptly to the chairman of the audit committee, or directly to the audit committee chairman. The general counsel will serve as compliance officer. The complaint may be made orally or in writing and may be either confidential or anonymous, or both. It should identify the practices in question and give as much detail as possible. If the reporting party wishes for any reason to report differently or to a different person with suitable authority, he or she is free to do so. In this case the officer to whom the report is made will notify the compliance officer.

B. Procedures for Addressing Complaints

      Once received, the chairman of the audit committee will promptly make an initial evaluation of the complaint. The chairman may delegate this authority to another member of the committee. In the initial evaluation, the chairman or his or her designee will determine whether the complaint (a) requires immediate investigation, (b) can be held for discussion at the next meeting of the audit committee or whether a special meeting should be called or (c) does not relate to accounting, internal accounting controls or auditing matters and should be reviewed by the compliance officer including against the company’s code of business conduct and ethics.

      If the chairman retains jurisdiction the complaint will be discussed at the next meeting of the audit committee. At that meeting, the committee will determine how the complaint will be investigated or if the investigation has commenced, how to proceed. The audit committee has the following options on the investigation choose to investigate the complaint on its own;
  designate a person within the company to investigate the complaint and report to the committee. No such designee can be either the source of the complaint or involved or likely involved in the alleged wrongdoing. Even if the complaint is not made anonymously, the committee will determine whether it is appropriate to identify the complaining party to the investigator;

  retain an outside financial expert (other than the company’s independent auditor) as investigator; or
  retain outside counsel as an investigator, including as appropriate to work with an outside financial expert.
  These options are not mutually exclusive.
  The investigator will be permitted access to the company, its employees, its documents and its computer systems for purposes of conducting the investigation. At the conclusion of its investigation, the investigator will report to the audit committee on the complaint and, if requested, make recommendations for corrective or preventive measures.

      The audit committee will report to the board of directors not later than its next regularly-scheduled meeting with respect to each completed investigation and any recommended corrective and preventative measures. If the complaint involves any director (whether in his or her role as a director, employee or officer of the company or otherwise), the audit committee will make its report in an executive session of the board with such director recused.

C. Procedures for Retaining Records Regarding Complaints

      The audit committee will ensure that all complaints received by the committee, together with all documents relating to the committee’s or its investigator’s inquiry and treatment of each complaint, are retained in a secure location for the longer of ten years and, if a complaint becomes the subject of a criminal investigation or civil litigation, until such investigation or litigation is finally resolved.

D. Protection for Whistleblowers

      The company absolutely forbids any retaliation against any employee who, acting in good faith, makes a complaint even if the complaint turns out to be mistaken. Any person who participates in such retaliation will be identified by the committee to the company and subject to disciplinary action including termination.

E. Disciplinary Action

      These procedures do not affect the right of the company to take such disciplinary action under the company’s code of business conduct and ethics or other applicable policies of the company warranted by the investigation.

F. Periodic Review of Procedures

      The audit committee will review these procedures and consider changes on an annual or more frequent basis as appropriate.

Adopted December 18, 2003

Appendix C

DOV PHARMACEUTICAL, INC.

2000 Stock Option and Grant Plan
As Amended and Restated as of March 28, 2002

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

     The name of the plan is the DOV Pharmaceutical, Inc. 2000 Stock Option and Grant Plan, as amended and restated as of March 28, 2002 (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors, consultants and other key persons of DOV Pharmaceutical, Inc., a Delaware corporation (the “Company”), and its Subsidiaries, upon whose judgment, initiative and efforts the Company depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

     The following terms shall be defined as set forth below:

     “Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     “Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, or any combination of the foregoing.

     “Board” means the Board of Directors of the Company or its successor entity.

     “Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     “Committee” has the meaning specified in Section 2.

     “Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

     “Effective Date” means the date on which the Plan is approved by stockholders as set forth at the end of this Plan.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     “Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Committee; provided that (i) if the Stock trades on a national securities exchange, the Fair Market Value on any given date is the closing sale price on such date; (ii) if the Stock does not trade on any national securities exchange but is admitted to trading on the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”), the Fair Market Value on any given date is the closing sale price as reported by NASDAQ on such date or, if no such closing sale price information is available, the average of the highest bid and lowest asked prices for the Stock reported on such date. For any date that is not a trading day, the Fair Market Value of the Stock for such date will be determined by using the closing sale price or the average of the highest bid and lowest asked prices, as appropriate, for the immediately preceding trading day. The Committee can substitute a particular time of day or other measure of closing sale price if appropriate because of changes in exchange or market procedures. Notwithstanding the foregoing, if the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on NASDAQ or trading on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

     “Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

     “Initial Public Offering” means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Exchange Act covering the offer and sale by the Company of its equity securities, as a result of or following which the Stock is publicly held.

     “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

     “Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

     “Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award.

     “Restricted Stock Award” means Awards granted pursuant to Section 6.

     “Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.

     “Stock Appreciation Right” means any Award granted pursuant to Section 8.

     “Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

     “Unrestricted Stock Award” means any Award granted pursuant to Section 7.

SECTION 2.	ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

     (a) Administration of Plan. The Plan shall be administered by the Board or, at the discretion of the Board, by a committee of the Board (“the Committee”), comprised of not less than two Directors. All references herein to the Committee shall be deemed to refer to the Board or, as the case may be, to the Committee.

     (b) Powers of Committee. The Committee shall have the authority to grant Awards consistent with the terms of the Plan including the authority:

          (i) to select the individuals to whom Awards may from time to time be granted;

          (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, or any combination of the foregoing, granted to any one or more grantees;

          (iii) to determine the number of shares of Stock to be covered by any Award;

          (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

          (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

          (vi) to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

          (vii) subject to the provisions of Section 5(b)(ii), to extend at any time the period in which Stock Options may be exercised;

          (viii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

          (ix) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan grantees.

      (c) Delegation of Authority to Grant Awards. The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee’s authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Committee shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

     (d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage that may be in effect from time to time.

SECTION 3.  STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

     (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall equal the sum of the following, subject to adjustment as provided in Section 3(b): (i) 3,227,850 including (ii) the number of shares of Common Stock underlying any awards under the Company’s 1998 Stock Option and Grant Plan that are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Common Stock or otherwise terminated other than by exercise (collectively, “terminated”) plus (iii) the number, if any, of shares of Common Stock underlying that certain stock option agreement between the Company and Phil Skolnick, dated as of January 19, 2001, that are terminated. For purposes of this limitation, the shares of Stock underlying any Awards forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options and Stock Appreciation Rights with respect to no more than 500,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

     (b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all the assets of the Company, the outstanding shares of Stock are converted into or exchanged for different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual grantee, (iii) the number and kind of shares or other securities subject to any outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the exercise price and exchange price for each share subject to any outstanding Stock Options or Stock Appreciation Rights under the Plan, without changing the aggregate exercise price in respect of such Stock Options or Stock Appreciation Rights. The adjustment made by the Committee shall be final, finding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

     The Committee may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

     (c) Mergers and Other Sale Events. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, (iv) the sale of all or a majority of the outstanding capital stock of the Company to an unrelated person or entity or (v) any other transaction in which the owners of the Company’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of the transaction (in each case, regardless of the form thereof, a “Sale Event”), the Plan and all outstanding Options issued hereunder shall terminate upon the effective time of any such Sale Event, unless provision is made in connection with such transaction in the sole discretion of the parties thereto for the assumption or continuation of Options theretofore granted (after taking into account any acceleration hereunder) by the successor entity, or the substitution of such Options with new Options of the successor entity or a parent or subsidiary thereof, with such adjustment as to the number and kind of shares and the per share exercise prices as such parties shall agree (after taking into account any acceleration if any, hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Committee, to exercise all outstanding Options held by such grantee then exercisable or that will become exercisable as of the effective time of the Sale Event provided that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event. (The treatment of Restricted Stock Award in connection with any such transaction shall be as specified in the relevant Award agreement.) (d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.   ELIGIBILITY

     Grantees in the Plan shall be such full or part-time officers, directors, employees, consultants and other key persons (including prospective employees) of the Company and its Subsidiaries responsible for, or who contribute to, the management of, or to the growth or profitability of the Company and its Subsidiaries as are selected from time to time by the Committee in its sole discretion.

SECTION 5.  STOCK OPTIONS

     (a) Each Stock Option grant under the Plan shall be made pursuant to a Stock Option agreement in such form as the Committee may from time to time approve. Option agreements need not be identical. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. No Incentive Stock Option shall be granted under the Plan after March 28, 2012.

     (b) Terms of Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. If the Committee so determines, Stock Options may be granted in lieu of cash compensation at the grantee’s election, subject to such terms and conditions as the Committee may establish, as well as in addition to other compensation.

     (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant in the case of Incentive Stock Options. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

     (ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

     (iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

     (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Stock Option agreement:

     (A) In cash;

     (B) By the optionee delivering to the Company a promissory note if the Board has expressly authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his Stock Option; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note if otherwise required by state law;

     (C) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan, such surrendered shares to be valued at Fair Market Value on the exercise date; or

     (D) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price provided that the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

Payment instruments shall be received subject to collection. No certificates for shares of Stock so purchased shall be issued to optionee until the Company has completed all steps required by law to be taken in connection with the issuance and sale of the shares, including, without limitation, obtaining from optionee payment or provision for all withholding taxes due as a result of the exercise of the Option. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option shall be contingent upon receipt from or on behalf of the optionee of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

     (c) Annual Limit on Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year exceed $100,000, such excess shall constitute a Non-Qualified Stock Option.

     (d) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity provided that the Committee may provide in the Option agreement that the optionee may transfer, without consideration for the transfer, Non-Qualified Stock Options to members of the optionee’s immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided further that the transferee agrees in writing with the Company to be bound by all the terms and conditions of this Plan and the applicable Option.

SECTION 6.  RESTRICTED STOCK AWARDS

     (a) Nature of Restricted Stock Awards. The Committee may grant or sell, at such purchase price as determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), which purchase price shall be payable in cash or other form of consideration acceptable to the Committee. Conditions may be based on continuing employment (or other service relationship) or achievement of pre-established performance goals and objectives. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

     (b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in subsection (d) of this Section, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

     (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as provided herein or in the Restricted Stock Award agreement. The Restricted Stock Award agreement may give the Company the option, or impose upon it the obligation, to repurchase some of or all of the shares of Stock subject to the Award at such purchase price set forth therein if the grantee’s employment (or other service relationship) with the Company or a Subsidiary terminates or changes in manner set forth therein.

     (d) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the Restricted Stock Award agreement.

     (e) Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7. UNRESTRICTED STOCK AWARDS

     (a) Grant or Sale of Unrestricted Stock. The Committee may grant (or sell at par value or such higher purchase price determined by the Committee) an Unrestricted Stock Award to any grantee, pursuant to which such grantee may receive shares of Stock free of any vesting restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration.

     (b) Elections to Receive Unrestricted Stock In Lieu of Compensation. Upon the request of a grantee and with the consent of the Committee, each such grantee may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such grantee in the form of shares of Unrestricted Stock either currently or on a deferred basis.

     (c) Restrictions on Transfers. The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8.  STOCK APPRECIATION RIGHTS

     (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to elect to receive an amount in cash or shares of Stock or a combination thereof having a value equal to up to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right. A Stock Appreciation Right may be included by the Committee at the time of, or subsequent to, the grant of a Stock Option as set forth in Subsection (b) hereof.

     (b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Committee in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

     A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

     (c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee including the following: (i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable; (ii) upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered; and (iii) all Stock Appreciation Rights shall be exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.

     (d) Termination. Except as may otherwise be provided by the Committee either in the Award agreement or in writing after the Award agreement is issued, a grantee’s rights in all Stock Appreciation Rights shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.  PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

     Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:

     (a) Performance Criteria. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) the Company’s return on equity, assets, capital or investment, (ii) pre-tax or after-tax profit levels of the Company or any Subsidiary, a division, an operating unit or a business segment of the Company, or any combination of the foregoing; (iii) cash flow, funds from operations or similar measure; (iv) total shareholder return; (v) changes in the market price of the Stock; (vi) sales or market share; or (vii) earnings per share.

      (b) Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

      (c) Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

      (d) Maximum Award Payable. The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 500,000 Shares (subject to adjustment as provided in Section 3(b) hereof).

SECTION 10.  TAX WITHHOLDING

     (a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes subject to inclusion in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

     (b) Payment in Stock. Subject to approval by the Committee, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

SECTION 11.  TRANSFER, LEAVE OF ABSENCE, ETC.

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

     (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

     (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 12. AMENDMENTS AND TERMINATION

     The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan), but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. If and to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Company’s stockholders who are eligible to vote at a meeting of stockholders. Nothing in this Section 12 shall limit the Board’s or Committee’s authority to take any action permitted pursuant to Section 3(c).

SECTION 13. STATUS OF PLAN

     With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 14. GENERAL PROVISIONS

     (a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     (b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company.

     (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

     (d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider-trading-policy-related restrictions, terms and conditions as may be established by the Committee, or in accordance with policies set by the Committee, from time to time.

     (e) Loans to Award Recipients. The Company shall have the authority to make loans to recipients of Awards hereunder (including to facilitate the purchase of shares) and shall further have the authority to issue shares for promissory notes hereunder.

     (f) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15. EFFECTIVE DATE OF PLAN

     This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent in accordance with applicable law. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 16. GOVERNING LAW

     This Plan and all Awards and actions taken thereunder shall be governed by Delaware law, applied without regard to conflict of law principles.

Second Amendment

To

DOV Pharmaceutical, Inc.

2000 Stock Option and Grant Plan
As Amended and Restated as of March 28, 2002

      The DOV Pharmaceutical, Inc. 2000 Stock Option and Grant Plan, as amended and restated as of March 28, 2002 (the “2000 Plan”) is hereby amended as follows:

      1. The first sentence of Section 3(a) of the 2000 Plan is hereby amended in its entirety as follows:

The maximum number of shares of Stock reserved and available for issuance under the Plan shall equal the sum of the following, subject to adjustment as provided in Section 3(b): (i) 2,942,850 plus (ii) the number of shares of Common Stock underlying any awards under the Company’s 1998 Stock Option and Grant Plan that are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Common Stock or otherwise terminated other than by exercise (collectively, “terminated”) plus (iii) the number, if any, of shares of Common Stock underlying that certain stock option agreement between the Company and Phil Skolnick, dated as of January 19, 2001, that are terminated.

      2. Except as otherwise expressly modified herein, the 2000 Plan is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

      3. The effective date of this Second Amendment to the 2000 Plan shall be the date of approval by the shareholders.

APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS OF
DOV PHARMACEUTICAL, INC.:

By:	/s/ Arnold S. Lippa

Name: Arnold S. Lippa Title: Chairman of the Board of Directors

Date: April 19, 2004.